UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 9, 2013, Hardinge Inc.  (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), under which the Company may, from time to time, sell shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $25 million through Cantor.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, Cantor may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Select Market, on any other existing trading market for the common stock or to or through a market maker. In addition, with the prior consent of the Company, Cantor may sell the common stock by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market, to sell the Shares from time to time, based upon the Company’s instructions.

The Company is not obligated to, and the Company cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement will terminate upon the earlier of (i) sale of the Shares under the Agreement having an aggregate offering price of $25.0 million and (ii) the termination of the Agreement as permitted therein. The Agreement may be terminated by Cantor or the Company at any time upon 10 days notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay Cantor a commission of up to 3.0% of the gross sales price per share sold and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (333-187678), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 18, 2013, the base prospectus filed as part of such Registration Statement and the prospectus supplement dated August 9, 2013, filed by the Company with the SEC. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Phillips Lytle LLP regarding the legality of securities being registered
10.1	Controlled Equity OfferingSM Sales Agreement, dated August 9, 2013, by and between Hardinge Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Phillips Lytle LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: August 9, 2013	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Phillips Lytle LLP regarding the legality of securities being registered
10.1	Controlled Equity OfferingSM Sales Agreement, dated August 9, 2013, by and between Hardinge Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Phillips Lytle LLP (included in Exhibit 5.1)